SUB-ITEM 77Q(1)(e)

Aberdeen Global Select Opportunities Fund Inc.

The Investment Advisory Agreement dated May 22, 2013 is incorporated by reference to Post-Effective Amendment No. 22 to the Registration Statement filed on Form Type 485BPOS on May 22, 2013 (Accession No. 0001104659-13-043638).